Ford Delivers Second Quarter $1.1B Net Income, $1.7B Adj. EBIT; North America Building Momentum; Restructuring Opportunities Identified Globally

- **North America remains strong with F-Series sales on record-setting pace**
- **Company redesigning global business model to enhance competitiveness and improve returns; potential restructuring-related EBIT charges of $11 billion, with cash-related effects of $7 billion, over the next three to five years**
- **2018 Guidance: Adj. EPS of $1.30 - $1.50, revised due to Asia Pacific and Europe**
- **Ford will reschedule September investor meeting when more specifics can be shared on global redesign and restructuring**

2018 SECOND QUARTER FINANCIAL RESULTS*

	Revenue (GAAP)	Net Income (GAAP)	Company Adj. EBIT (Non-GAAP)	EPS (GAAP)	Adjusted EPS (Non-GAAP)	Net Income Margin (GAAP)	Company Adj. EBIT Margin (Non-GAAP)	Cash Flows from Op. Activities (GAAP)	Company Adj. Op. Cash Flow (Non-GAAP)
2Q 2018	**$38.9B**	**$1.1B**	**$1.7B**	**$0.27**	**$0.27**	**2.7%**	**4.3%**	**$5.0B**	**$(1.8)B**
B/(W) 2Q 2017	$(1.0)B	$(0.9)B	$(1.1)B	$(0.24)	$(0.29)	(2.4) ppts	(2.7) ppts	$(0.7)B	$(3.1)B

DEARBORN, Mich., July 25, 2018 – Ford Motor Company today released its second quarter 2018 financial results. Company revenue, net income and Company adjusted EBIT were all down year over year mainly due to factors related to a North American production disruption at a parts supplier in the quarter, as well as ongoing challenges in the China market.

"This quarter we achieved solid results in North America, offset in part by unexpected challenges with our overseas operations and headwinds in the business environment," said Jim Hackett, president and CEO. "Despite this, our fitness actions continue to take hold and we're clearly committed to redesigning and restructuring the underperforming parts of our business."

Ford continues to be focused on redesigning business models by reallocating capital to opportunities with higher returns, restructuring and leveraging strategic partnerships. New this quarter, the company announced that these activities could have potential EBIT charges of $11 billion, with cash-related effects of $7 billion, over the next three to five years.

"The team is making the hard decisions to raise the returns of underperforming assets where we can via fitness and alternative business models, and we will disposition the rest," said Bob Shanks, executive vice president and CFO. "This type of profound redesign will take time, and we will communicate as decisions are made, such as exiting traditional sedan silhouettes in North America."

The North America business remains strong, with F-Series sales topping 236,000 units in the second quarter and on a record-setting pace through the first six months of the year. While production in the quarter was impacted by a fire at Meridian Magnesium Products of America, the Ford team worked swiftly with its partners to deploy creative solutions to restart impacted operations in just eight days to help restore supply.

On Tuesday, the company announced the creation of Ford Autonomous Vehicles LLC which will include Ford's self-driving systems integration, autonomous vehicle research and advanced engineering, AV transportation-as-a-service network development, user experience, business strategy and business development teams.

Outside of North America, it was a particularly challenging quarter for Asia Pacific and Europe. And due to those regions Ford is now lowering the range for full year 2018 adjusted earnings per share guidance, now guiding to an adjusted EPS of $1.30 - $1.50.

In Asia Pacific, the company is focused on China and taking urgent action to address underperformance. This includes improving cost competitiveness with aggressive fitness actions, localizing more product in China, as well as recruiting more local talent to key management positions. New products will also soon be entering the market, with 60 percent of the line-up being refreshed or new by the end of 2019.

Ford Motor Company 2Q July 25, 2018

* See endnote on page 4.

In Europe, Ford is aggressively attacking costs, driving improved capital efficiencies across the business, while allocating capital to the segments and products that can generate appropriate returns. Ford remains the light commercial vehicle leader in the region and Ranger remains the number one selling pickup. The company's future capital allocation plans will build on these strengths.

As a result of these ongoing efforts, the company is postponing its investor meeting, previously scheduled for September, and will reschedule when more specifics can be shared on global redesign and restructuring.

AUTOMOTIVE SEGMENT RESULTS

	Wholesales	Revenue	Market Share	EBIT	EBIT Margin
2Q 2018	**1,493K**	**$35.9B**	**6.7%**	**$1.2B**	**3.2%**
B/(W) 2Q 2017	(158)K	$(1.2)B	(0.6) ppts	$(1.2)B	(3.3) ppts

North America

- North America market share lower due to U.S. rental and other fleet
- NA EBIT down $579M YoY due to Meridian fire
- EBIT margin excluding Meridian, Takata settlement and Pivotal IPO at 9.9 percent
- Actively driving performance on leading high-margin products and seeing positive effects on mix
- 2018: Still expect strong results, but lower EBIT than 2017

	Wholesales	Revenue	Market Share	EBIT	EBIT Margin
2Q 2018	**742K**	**$23.7B**	**14.1%**	**$1.8B**	**7.4%**
B/(W) 2Q 2017	(65)K	$(0.8)B	(0.3) ppts	$(0.6)B	(2.1) ppts

South America

- EBIT about flat year over year
- Volume up due to industry growth
- Positive market factors offset the adverse impact of exchange, commodities and other inflationary costs
- 2018: Still expect improved EBIT from 2017

	Wholesales	Revenue	Market Share	EBIT	EBIT Margin
2Q 2018	**96K**	**$1.5B**	**8.6%**	**$(178)M**	**(12.2)%**
B/(W) 2Q 2017	3K	$ - B	(0.5) ppts	$(1)M	(0.1) ppts

Europe

- Top-line metrics mixed year over year; EBIT down due to higher cost, primarily regulatory related, and unfavorable exchange
- Favorable market factors more than explained by net pricing due to impact of refreshed products and industry pricing
- 2018: Now expect an EBIT loss for the year

	Wholesales	Revenue	Market Share	EBIT	EBIT Margin
2Q 2018	**367K**	**$7.6B**	**7.0%**	**$(73)M**	**(1.0)%**
B/(W) 2Q 2017	(8)K	$0.5B	(0.2) ppts	$(195)M	(2.7) ppts

Middle East & Africa

- Top-line metrics mixed year over year; financial metrics improved
- EBIT at $49M – a second quarter record
- Increase in volume due to favorable dealer stock changes; revenue up 35%
- 2018: Still expect improvement from 2017, EBIT about breakeven

	Wholesales	Revenue	Market Share	EBIT	EBIT Margin
2Q 2018	**27K**	**$0.8B**	**2.5%**	**$49M**	**6.6%**
B/(W) 2Q 2017	3K	$0.2B	(0.9) ppts	$98M	15.6 ppts

Asia Pacific

- All metrics down YoY except SAAR; China the key driver
- Key metrics for China joint ventures down substantially with China JV net equity income about breakeven
- Decline in China JV net equity income due to unfavorable volume and mix and lower net pricing
- 2018: Now expect a significant EBIT loss

	Wholesales	Revenue	Market Share	EBIT	EBIT Margin
2Q 2018	**261K**	**$2.3B**	**2.7%**	**$(394)M**	**(16.4)%**
B/(W) 2Q 2017	(91)K	$(1.1)B	(1.0) ppts	$(561)M	(21.2) ppts

2

Ford Motor Company 2Q July 25, 2018

Mobility Segment Results ƒ Mobility EBIT reflects increased investment in mobility EBIT services and AV development 2Q 2018 $(181)M ƒ 2018: Still expect increased investment from 2017 B/(W) 2Q 2017 $(118)M Ford Credit Segment Results ƒ Strong quarterly EBT EBT ƒ Global receivables growth and favorable lease residual performance 2Q 2018 $645M ƒ Strong credit loss metrics B/(W) 2Q 2017 $26M ƒ 2018: Now expect EBT higher than 2017 CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford’s long-term competitiveness depends on the successful execution of fitness actions; • Industry sales volume, particularly in the United States, Europe, or China, could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford’s new and existing products and mobility services are subject to market acceptance; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Ford may face increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, and interest rates can have a significant effect on results; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor disputes, natural or man-made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Safety, emissions, fuel economy, and other regulations affecting Ford may become more stringent; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Operational systems, security systems, and vehicles could be affected by cyber incidents; • Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Ford Credit could face increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and • Ford Credit could be subject to new or increased credit regulations, consumer or data protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. 3 Ford Motor Company 2Q July 25, 2018

CONFERENCE CALL DETAILS Ford Motor Company [NYSE:F] and Ford Motor Credit Company release their 2018 second quarter financial results at 4:15 p.m. EDT today. Following the release, Jim Hackett, Ford president and chief executive officer, and Bob Shanks, Ford executive vice president and chief financial officer, and members of Ford’s senior management team will host a conference call at 5:30 p.m. EDT to discuss the results. The presentation and supporting materials are available at www.shareholder.ford.com. Representatives of the investment community and the news media will have the opportunity to ask questions on the call. Access Information – Wednesday, July 25, 2018 Ford Earnings Call: 5:30 p.m. EDT Toll-Free: 1.877.870.8664 International: 1.970.297.2423 Passcode: Ford Earnings Web: www.shareholder.ford.com REPLAY (Available after 9:30 p.m. EDT the day of the event through Aug. 2, 2018) Web: www.shareholder.ford.com Toll-Free: 1.855.859.2056 International: 1.404.537.3406 Replay Passcode: 95413412 About Ford Motor Company Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification, autonomous vehicles and mobility solutions. Ford employs approximately 202,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit www.corporate.ford.com. * The following applies to the information throughout this release: ƒ See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). ƒ Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not include these sales. See materials supporting the July 25, 2018 conference call at www.shareholder.ford.com for further discussion of wholesale unit volumes. 4 Ford Motor Company 2Q July 25, 2018

CONSOLIDATED INCOME STATEMENT

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
(in millions, except per share amounts)

	For the periods ended June 30,			
	2017	**2018**	2017	**2018**
	Second Quarter		First Half	
	(unaudited)			
Revenues				
Automotive	$ 37,113	**$ 35,905**	$ 73,588	**$ 74,917**
Ford Credit	2,738	**3,009**	5,407	**5,952**
Mobility	2	**6**	4	**10**
Total revenues	39,853	**38,920**	78,999	**80,879**
Costs and expenses				
Cost of sales	33,342	**33,194**	66,042	**68,947**
Selling, administrative, and other expenses	2,756	**2,778**	5,520	**5,525**
Ford Credit interest, operating, and other expenses	2,203	**2,362**	4,421	**4,700**
Total costs and expenses	38,301	**38,334**	75,983	**79,172**
Interest expense on Automotive debt	277	**287**	556	**562**
Interest expense on Other debt	14	**14**	28	**28**
Other income/(loss), net	732	**1,004**	1,466	**1,867**
Equity in net income of affiliated companies	273	**60**	619	**284**
Income before income taxes	2,266	**1,349**	4,517	**3,268**
Provision for/(Benefit from) income taxes	211	**280**	863	**454**
Net income	2,055	**1,069**	3,654	**2,814**
Less: Income/(Loss) attributable to noncontrolling interests	8	**3**	15	**12**
Net income attributable to Ford Motor Company	$ 2,047	**$ 1,066**	$ 3,639	**$ 2,802**
EARNINGS PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK				
Basic income	$ 0.51	**$ 0.27**	$ 0.92	**$ 0.70**
Diluted income	0.51	**0.27**	0.91	**0.70**
Cash dividends declared	0.15	**0.15**	0.35	**0.43**

5

Ford Motor Company 2Q July 25, 2018

CONSOLIDATED BALANCE SHEET FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (in millions) December 31, June 30, 2017 2018 (unaudited) ASSETS Cash and cash equivalents $ 18,492 $ 16,828 Marketable securities 20,435 19,648 Ford Credit finance receivables, net 52,210 51,354 Trade and other receivables, less allowances of $392 and $395 10,599 11,026 Inventories (Note 10) 11,176 12,565 Other assets 3,889 3,604 Total current assets 116,801 115,025 Ford Credit finance receivables, net 56,182 56,351 Net investment in operating leases 28,235 29,365 Net property 35,327 35,580 Equity in net assets of affiliated companies 3,085 3,087 Deferred income taxes 10,762 10,371 Other assets 8,104 8,300 Total assets $ 258,496 $ 258,079 LIABILITIES Payables $ 23,282 $ 22,743 Other liabilities and deferred revenue 19,697 21,234 Automotive debt payable within one year 3,356 3,968 Ford Credit debt payable within one year 48,265 46,916 Total current liabilities 94,600 94,861 Other liabilities and deferred revenue 24,711 24,107 Automotive long-term debt 12,575 11,642 Ford Credit long-term debt 89,492 89,718 Other long-term debt 599 599 Deferred income taxes 815 584 Total liabilities 222,792 221,511 Redeemable noncontrolling interest 98 99 EQUITY Common Stock, par value $.01 per share (3,999 million shares issued of 6 billion authorized) 40 40 Class B Stock, par value $.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 21,843 21,953 Retained earnings 21,906 22,993 Accumulated other comprehensive income/(loss) (6,959) (7,204) Treasury stock (1,253) (1,342) Total equity attributable to Ford Motor Company 35,578 36,441 Equity attributable to noncontrolling interests 28 28 Total equity 35,606 36,469 Total liabilities and equity $ 258,496 $ 258,079 6 Ford Motor Company 2Q July 25, 2018

CONSOLIDATED STATEMENT OF CASH FLOWS FORD MOTOR COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (in millions) For the periods ended June 30, 2017 2018 First Half (unaudited) Cash flows from operating activities Net cash provided by/(used in) operating activities $ 9,951 $ 8,486 Cash flows from investing activities Capital spending (3,264) (3,688) Acquisitions of finance receivables and operating leases (27,379) (32,273) Collections of finance receivables and operating leases 21,636 25,980 Purchases of marketable and other securities (16,931) (11,7255) Sales and maturities of marketable and other securities 16,906 12,756 Settlements of derivatives 154 109 Other 16 (181) Net cash provided by/(used in) investing activities (8,862) (9,022) Cash flows from financing activities Cash dividends (1,392) (1,711) Purchases of common stock (131) (89) Net changes in short-term debt 72 (1,735) Proceeds from issuance of long-term debt 20,467 28,135 Principal payments on long-term debt (19,952) (25,299) Other (102) (93) Net cash provided by/(used in) financing activities (1,038) (792) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 267 (289) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 318 $ (1,617) Cash, cash equivalents, and restricted cash at January 1 $ 16,019 $ 18,638 Net increase/(decrease) in cash, cash equivalents, and restricted cash 318 (1,617) Cash, cash equivalents, and restricted cash at June 30 $ 16,337 $ 17,021 7 Ford Motor Company 2Q July 25, 2018

SUPPLEMENTAL FINANCIAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Income Statement Information. The following table provides supplemental income statement information (in millions):

	For the period ended June 30, 2018					
	Second Quarter					
	Company excluding Ford Credit					
	Automotive	Mobility	Other (a)	Subtotal	Ford Credit	Consolidated
Revenues	$ 35,905	$ 6	$ —	$ 35,911	$ 3,009	$ 38,920
Total costs and expenses	35,569	187	216	35,972	2,362	38,334
Interest expense on Automotive debt	—	—	287	287	—	287
Interest expense on Other debt	—	—	14	14	—	14
Other income/(loss), net	767	—	245	1,012	(8)	1,004
Equity in net income of affiliated companies	54	—	—	54	6	60
Income/(loss) before income taxes	1,157	(181)	(272)	704	645	1,349
Provision for/(Benefit from) income taxes	221	(43)	(64)	114	166	280
Net income/(Loss)	936	(138)	(208)	590	479	1,069
Less: Income/(Loss) attributable to noncontrolling interests	3	—	—	3	—	3
Net income/(Loss) attributable to Ford Motor Company	$ 933	$ (138)	$ (208)	$ 587	$ 479	$ 1,066

(a) Other includes Corporate Other, Interest on Debt, and Special Items

	For the period ended June 30, 2018					
	First Half					
	Company excluding Ford Credit					
	Automotive	Mobility	Other (a)	Subtotal	Ford Credit	Consolidated
Revenues	$ 74,917	$ 10	$ —	$ 74,927	$ 5,952	$ 80,879
Total costs and expenses	73,715	351	406	74,472	4,700	79,172
Interest expense on Automotive debt	—	—	562	562	—	562
Interest expense on Other debt	—	—	28	28	—	28
Other income/(loss), net	1,415	58	372	1,845	22	1,867
Equity in net income of affiliated companies	272	—	—	272	12	284
Income/(loss) before income taxes	2,889	(283)	(624)	1,982	1,286	3,268
Provision for/(Benefit from) income taxes	566	(68)	(150)	348	106	454
Net income/(Loss)	2,323	(215)	(474)	1,634	1,180	2,814
Less: Income/(Loss) attributable to noncontrolling interests	12	—	—	12	—	12
Net income/(Loss) attributable to Ford Motor Company	$ 2,311	$ (215)	$ (474)	$ 1,622	$ 1,180	$ 2,802

(a) Other includes Corporate Other, Interest on Debt, and Special Items

8

Ford Motor Company 2Q July 25, 2018

SUPPLEMENTAL FINANCIAL INFORMATION

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions):

	June 30, 2018			
Assets	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Cash and cash equivalents	$ 7,749	$ 9,079	$ —	$ 16,828
Marketable securities	17,362	2,286	—	19,648
Ford Credit finance receivables, net	—	51,354	—	51,354
Trade and other receivables, less allowances	3,674	7,352	—	11,026
Inventories	12,565	—	—	12,565
Other assets	2,485	1,119	—	3,604
Receivable from other segments	629	1,689	(2,318)	—
Total current assets	44,464	72,879	(2,318)	115,025
Ford Credit finance receivables, net	—	56,351	—	56,351
Net investment in operating leases	2,051	27,314	—	29,365
Net property	35,398	182	—	35,580
Equity in net assets of affiliated companies	2,963	124	—	3,087
Deferred income taxes	12,094	224	(1,947)	10,371
Other assets	6,804	1,496	—	8,300
Receivable from other segments	2	34	(36)	—
Total assets	$ 103,776	$ 158,604	$ (4,301)	$ 258,079

Liabilities	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Payables	$ 21,579	$ 1,164	$ —	$ 22,743
Other liabilities and deferred revenue	19,579	1,655	—	21,234
Automotive debt payable within one year	3,968	—	—	3,968
Ford Credit debt payable within one year	—	46,916	—	46,916
Payable to other segments	2,318	—	(2,318)	—
Total current liabilities	47,444	49,735	(2,318)	94,861
Other liabilities and deferred revenue	22,710	1,397	—	24,107
Automotive long-term debt	11,642	—	—	11,642
Ford Credit long-term debt	—	89,718	—	89,718
Other long-term debt	599	—	—	599
Deferred income taxes	126	2,405	(1,947)	584
Payable to other segments	36	—	(36)	—
Total liabilities	$ 82,557	$ 143,255	$ (4,301)	$ 221,511

9

Ford Motor Company 2Q July 25, 2018

SUPPLEMENTAL FINANCIAL INFORMATION

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended June 30, 2018			
	First Half			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net cash provided by/(used in) operating activities	$ 2,894	$ 5,592	$ —	$ 8,486

Cash flows from investing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Capital spending	$ (3,667)	$ (21)	$ —	$ (3,688)
Acquisitions of finance receivables and operating leases	—	(32,273)	—	(32,273)
Collections of finance receivables and operating leases	—	25,980	—	25,980
Purchases of marketable and other securities	(8,904)	(2,821)	—	(11,725)
Sales and maturities of marketable and other securities	9,388	3,368	—	12,756
Settlements of derivatives	(47)	156	—	109
Other	(180)	(1)	—	(181)
Investing activity (to)/from other segments	1,477	154	(1,631)	—
Net cash provided by/(used in) investing activities	$ (1,933)	$ (5,458)	$ (1,631)	$ (9,022)

Cash flows from financing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash dividends	$ (1,711)	$ —	$ —	$ (1,711)
Purchases of common stock	(89)	—	—	(89)
Net changes in short-term debt	343	(2,078)	—	(1,735)
Proceeds from issuance of long-term debt	176	27,959	—	28,135
Principal payments on long-term debt	(507)	(24,792)	—	(25,299)
Other	(42)	(51)	—	(93)
Financing activity to/(from) other segments	(154)	(1,477)	1,631	—
Net cash provided by/(used in) financing activities	$ (1,984)	$ (439)	$ 1,631	$ (792)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (137)	$ (152)	$ —	$ (289)

10

Ford Motor Company 2Q July 25, 2018

NON-GAAP FINANCIAL MEASURES THAT SUPPLEMENT GAAP MEASURES We use both generally accepted accounting principles (“GAAP”) and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income attributable to Ford) – Earnings before interest and taxes (EBIT) includes non-controlling interests and excludes interest on debt (excl. Ford Credit Debt), taxes, and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant restructuring actions related to our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income Margin) – Company Adjusted EBIT margin is Company adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above) and tax special items. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Operating Cash Flow (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, separation payments, and other items that are considered operating cash outflows under U.S. GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company adjusted operating cash flow, we do not provide guidance for net cash provided by/(used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by/(used in) our operating activities. 11 Ford Motor Company 2Q July 25, 2018

COMPANY NET INCOME RECONCILIATION TO ADJUSTED EBIT (MILS)

	2Q 2017	2Q 2018	YTD 2017	YTD 2018	Memo: FY 2017
Net income / (Loss) attributable to Ford (GAAP)	$ 2,047	$ 1,066	$ 3,639	$ 2,802	$ 7,731
Income / (Loss) attributable to non-controlling interests	8	3	15	12	26
Net income / (Loss)	$ 2,055	$ 1,069	$ 3,654	$ 2,814	$ 7,757
Less: (Provision for) / Benefit from income taxes	(211)	(280)	(863)	(454)	(402)
Income / (Loss) before income taxes	$ 2,266	$ 1,349	$ 4,517	$ 3,268	$ 8,159
Less: Special items pre-tax	(248)	(42)	(224)	(19)	(289)
Income / (Loss) before special items pre-tax	$ 2,514	$ 1,391	$ 4,741	$ 3,287	$ 8,448
Less: Interest on debt	(291)	(301)	(584)	(590)	(1,190)
Adjusted EBIT (Non-GAAP)	$ 2,805	$ 1,692	$ 5,325	$ 3,877	$ 9,638
Memo:					
Revenue (Bils)	$ 39.9	$ 38.9	$ 79.0	$ 80.9	$ 156.8
Net income margin (GAAP) (Pct)	5.1%	2.7%	4.6%	3.5%	4.9%
Adjusted EBIT margin (Non-GAAP) (Pct)	7.0%	4.3%	6.7%	4.8%	6.1%

COMPANY EARNINGS PER SHARE RECONCILIATION TO ADJUSTED EARNINGS PER SHARE

	2Q 2017	2Q 2018	YTD 2017	YTD 2018
Diluted After-Tax Results (Mils)				
Diluted after-tax results (GAAP)	$ 2,047	$ 1,066	$ 3,639	$ 2,802
Less: Impact of pre-tax and tax special items	(202)	(33)	(193)	(14)
Adjusted net income – diluted (Non-GAAP)	$ 2,249	$ 1,099	$ 3,832	$ 2,816
Basic and Diluted Shares (Mils)				
Basic shares (average shares outstanding)	3,977	3,977	3,977	3,976
Net dilutive options and unvested restricted stock units	19	22	21	23
Diluted shares	3,996	3,999	3,998	3,998
Earnings per share – diluted (GAAP)	$ 0.51	$ 0.27	$ 0.91	$ 0.70
Less: Net impact of adjustments	(0.05)	-	(0.05)	-
Adjusted earnings per share – diluted (Non-GAAP)	$ 0.56	$ 0.27	$ 0.96	$ 0.70

12

Ford Motor Company 2Q July 25, 2018

COMPANY EFFECTIVE TAX RATE RECONCILIATION TO ADJUSTED EFFECTIVE TAX RATE

	2018 2Q	2018 YTD	Memo: FY 2017
Pre-Tax Results (Mils)			
Income / (Loss) before income taxes (GAAP)	$ 1,349	$ 3,268	$ 8,159
Less: Impact of special items	(42)	(19)	(289)
Adjusted earnings before taxes (Non-GAAP)	$ 1,391	$ 3,287	$ 8,448
Taxes (Mils)			
(Provision for) / Benefit from income taxes (GAAP)	$ (280)	$ (454)	$ (402)
Less: Impact of special items	9	5	897
Adjusted (provision for) / Benefit from income taxes (Non-GAAP)	$ (289)	$ (459)	$ (1,299)
Tax Rate (Pct)			
Effective tax rate (GAAP)	20.8%	13.9%	4.9%
Adjusted effective tax rate (Non-GAAP)	20.8%	14.0%	15.4%

COMPANY NET CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES RECONCILIATION TO COMPANY OPERATING CASH FLOW (MILS)

	2Q 2017	2Q 2018	YTD 2017	YTD 2018
Company net cash provided by / (used in) operating activities (GAAP)	$ 5,615	$ 4,972	$ 9,951	$ 8,486
Less: Items Not Included in Company Adjusted Operating Cash Flows				
Ford Credit operating cash flows	3,152	5,907	4,264	5,592
Funded pension contributions	(220)	(72)	(456)	(160)
Separation payments	(31)	(18)	(59)	(34)
Other	(10)	(112)	(65)	(59)
Add: Items Included in Company Adjusted Operating Cash Flows				
Automotive and Mobility capital spending	(1,546)	(1,898)	(3,242)	(3,667)
Ford Credit distributions	-	450	28	1,463
Settlement of derivatives	66	114	200	(47)
Pivotal conversion to a marketable security	-	263	-	263
Company adjusted operating cash flow (Non-GAAP)	$ 1,244	$ (1,804)	$ 3,253	$ 1,159

13

Ford Motor Company 2Q July 25, 2018

COMPANY 2018 NET INCOME RECONCILIATION TO ADJUSTED EBIT (MILS)

	2018	
	1Q	2Q
Net income / (Loss) attributable to Ford (GAAP)	$ 1,736	$ 1,066
Income / (Loss) attributable to non-controlling interests	9	3
Net income / (Loss)	$ 1,745	$ 1,069
Less: (Provision for) / Benefit from income taxes	(174)	(280)
Income / (Loss) before income taxes	$ 1,919	$ 1,349
Less: Special items pre-tax	23	(42)
Income / (Loss) before special items pre-tax	$ 1,896	$ 1,391
Less: Interest on debt	(289)	(301)
Adjusted EBIT (Non-GAAP)	$ 2,185	$ 1,692
Memo:		
Revenue (Bils)	$ 42.0	$ 38.9
Net income margin (GAAP) (Pct)	5.2%	2.7%
Adjusted EBIT margin (Non-GAAP) (Pct)	7.0%	4.3%
Revenue excluding Meridian, Takata and Pivotal IPO (Bils)	$ 42.0	$ 40.4
Adjusted EBIT excluding Meridian, Takata and Pivotal IPO (Mils)	$ 2,185	$ 2,425
Adjusted EBIT Margin excluding Meridian, Takata and Pivotal IPO (Pct)	5.2%	6.0%

Note: Meridian, Takata and Pivotal IPO collectively reduced revenue and EBIT in North America by $1.5 billion and $733 million, respectively, in the second quarter of 2018

COMPANY SPECIAL ITEMS (MILS)

	2Q		YTD		Memo:
	2017	2018	2017	2018	FY 2017
Pension and OPEB Gain / (Loss)					
Year end net pension and OPEB remeasurement loss	$ -	$ -	$ -	$ -	$ (162)
Other pension remeasurement gain	-	-	-	26	-
Pension curtailment gain	-	-	-	15	354
Separation-Related Actions	(7)	(42)	(29)	(51)	(297)
Other Items					
San Luis Potosi plant cancellation	7	-	53	-	41
Next-generation Focus footprint change	(248)	-	(248)	(9)	(225)
Total pre-tax special items	$ (248)	$ (42)	$ (224)	$ (19)	$ (289)
Tax special items	$ 46	$ 9	$ 31	$ 5	$ 897
Memo:					
Special items impact on earnings per share*	$ (0.05)	$ -	$ (0.05)	$ -	$ 0.15

* Includes related tax effect on special items and tax special items

14

Ford Motor Company 2Q July 25, 2018

CONSOLIDATED INCOME STATEMENT – FORD CREDIT FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENT (in millions) For the periods ended June 30, 2017 2018 2017 2018 Second Quarter First Half (unaudited) Financing revenue Operating leases $ 1,381 $ 1,443 $ 2,747 $ 2,858 Retail financing 825 959 1,627 1,907 Dealer financing 476 569 927 1,105 Other 17 20 34 42 Total financing revenue 2,699 2,991 5,335 5,912 Depreciation on vehicles subject to operating leases (1,037) (963) (2,101) (1,991) Interest expense (769) (997) (1,498) (1,909) Net financing margin 893 1,031 1,736 2,012 Other revenue Insurance premiums earned 42 43 82 84 Fee based revenue and other 61 65 116 123 Total financing margin and other revenue 996 1,139 1,934 2,219 Expenses Operating expenses 302 357 606 702 Provision for credit losses 99 92 251 211 Insurance expenses 62 46 93 58 Total expenses 463 495 950 971 Other income, net 86 1 116 38 Income before income taxes 619 645 1,100 1,286 Provision for / (Benefit from) income taxes 173 166 321 106 Net income $ 446 $ 479 $ 779 $ 1,180 15 Ford Motor Company 2Q July 25, 2018

CONSOLIDATED BALANCE SHEET – FORD CREDIT FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (in millions) December 31, June 30, 2017 2018 (unaudited) ASSETS Cash and cash equivalents $ 9,558 $ 9,079 Marketable securities 2,881 2,286 Finance receivables, net 116,003 115,893 Net investment in operating leases 26,661 27,314 Notes and accounts receivable from affiliated companies 1,076 1,151 Derivative financial instruments 935 709 Other assets 3,329 3,179 Total assets $ 160,443 $ 159,611 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,171 $ 1,136 Affiliated companies 592 948 Total accounts payable 1,763 2,084 Debt 137,828 136,687 Deferred income taxes 2,386 2,352 Derivative financial instruments 310 856 Other liabilities and deferred income 2,272 2,282 Total liabilities 144,559 144,261 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,227 Accumulated other comprehensive income / (loss) (419) (670) Retained earnings 11,076 10,793 Total shareholder’s interest 15,884 15,350 Total liabilities and shareholder’s interest $ 160,443 $ 159,611 16 Ford Motor Company 2Q July 25, 2018

CONSOLIDATED STATEMENT OF CASH FLOWS – FORD CREDIT FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (in millions) For the periods ended June 30, 2017 2018 First Half (unaudited) Cash flows from operating activities Net cash provided by / (used in) operating activities $ 2,866 $ 2,986 Cash flows from investing activities Purchases of finance receivables (19,025) (22,494) Principal collections of finance receivables 17,809 21,659 Purchases of operating lease vehicles (6,720) (7,537) Proceeds from termination of operating lease vehicles 4,440 4,816 Net change in wholesale receivables and other short-duration receivables (857) (130) Purchases of marketable securities (3,351) (2,821) Proceeds from sales and maturities of marketable securities 3,336 3,368 Settlements of derivatives (46) 156 All other investing activities (25) 131 Net cash provided by / (used in) investing activities (4,439) (2,852) Cash flows from financing activities Proceeds from issuances of long-term debt 19,960 27,959 Principal payments on long-term debt (19,071) (24,792) Change in short-term debt, net (132) (2,093) Cash distributions to parent (28) (1,463) All other financing activities (53) (50) Net cash provided by / (used in) financing activities 676 (439) Effect of exchange rate changes on cash, cash equivalents and restricted cash 180 (152) Net increase / (decrease) in cash, cash equivalents and restricted cash $ (717) $ (457) Cash, cash equivalents and restricted cash at January 1 $ 8,185 $ 9,682 Net increase / (decrease) in cash, cash equivalents and restricted cash (717) (457) Cash, cash equivalents and restricted cash at June 30 $ 7,468 $ 9,225 17 Ford Motor Company 2Q July 25, 2018